Exhibit 10.1

International Stem Cell Corporation

5950 Priestly Drive

Carlsbad, California 92008

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with International Stem Cell Corporation, a Delaware corporation (the “Company”) as follows:

1. This Subscription Agreement, including the Terms and Conditions For Purchase of Securities attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of (i) 20,000,000 authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, (ii) Series A Warrants (the “Firm Series A Warrants”) to purchase an aggegate of up to 20,000,000 authorized but unissued shares of Common Stock (the “Firm Series A Warrant Shares”), and (iii) 20,000,000 warrants (the “Series B Warrants”) to purchase an aggregate of up to (A) 20,000,000 authorized but unissued shares of Common Stock (the “Option Shares”) and (B) Series A Warrants (the “Option Series A Warrants”) to purchase up to 20,000,000 authorized but unissued shares of Common Stock (the “Option Series A Warrant Shares”). The Firm Shares and the Firm Series A Warrants shall be sold together as units (the “Firm Units”), each Firm Unit consisting of one Firm Share and one Firm Series A Warrant to purchase one share of Common Stock. The Firm Units will not be separately issued or certificated and the Firm Shares and the Firm Series A Warrants shall be immediately separable and transferable upon issuance. The Firm Units and the Series B Warrants are hereinafter referred to as the “Firm Securities.” The form of the Series A Warrant is attached hereto as Exhibit B. The form of the Series B Warrant is attached hereto as Exhibit C. Each Investor will receive Units and Series B Warrants at a public offering price of $0.15 (the “Purchase Price”) per Unit and related Series B Warrant. The Option Shares and the Option Series A Warrants issuable upon the exercise of the Series B Warrants are hereinafter referred to as “Option Units”, each Option Unit consisting of one Option Share and one Option Series A Warrant to purchase one share of Common Stock. The Option Units will not be separately issued or certificated and the Option Shares and the Option Series A Warrants shall be immediately separable and transferable upon issuance. The Firm Units and the Option Units are collectively referred to as the “Units.” The Firm Shares and the Option Shares are collectively referred to as the “Shares.” The Firm Series A Warrants and the Option Series A Warrants are collectively referred to as the “Series A Warrants.” The Firm Series A Warrant Shares and the Option Series A Warrant Shares are collectively referred to as the “Series A Warrant Shares.” The Series A Warrants and the Series B Warrants are collectively referred to as the “Warrants.” The Units, the Shares, the Warrants and the Series A Warrant Shares are collectively referred to as the “Securities.”

3. The offering and sale of the Securities (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-1, File No. 333-184493 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) (including the prospectus contained therein (the “Prospectus”) and (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Securities, the terms of the Offering and the Company.

4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Firm Securities set forth below for the aggregate Purchase Price set forth below. The Firm Securities shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus and that there is no minimum offering amount.

5. The manner of settlement of the Firm Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[ ]	A. Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Securities Transfer Corporation, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE FIRM SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE FIRM SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE FIRM SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

To be separately provided to the Investor

—OR—

[ ]	B. Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue Firm Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Roth Capital Partners, LLC (“Roth”) identified by the Investor; upon receipt of such Firm Shares, Roth shall promptly electronically deliver such Firm Shares to the Investor, and simultaneously therewith payment shall be made by Roth by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(III)	NOTIFY ROTH OF THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE FIRM SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(IV)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE FIRM SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE FIRM SECURITIES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE FIRM SECURITIES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE FIRM SECURITIES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6. The executed Firm Series A Warrants and Series B Warrants shall be delivered to the Investor by mail, registered in such names and sent to such address as specified by the Investor below.

7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Prospectus, dated July 1, 2013, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Securities Act, including a free writing prospectus and oral communications.

9. No offer by the Investor to buy Firm Securities will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Roth on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

10. The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

Number of Firm Units and Series B Warrants:

Purchase Price per Firm Unit and related Series B Warrant: $0.15

Aggregate Purchase Price: $

Number of Firm Series A Warrant Shares subject to Firm Series A Warrants (Equal to Number of Firm Shares):

Number of Optional Units subject to Series B Warrants:

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: July 19, 2013

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted

this 19th day of July, 2013:

INTERNATIONAL STEM CELL CORPORATION

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Authorization and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.

2. Agreement to Sell and Purchase the Securities; Placement Agent.

2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Firm Securities set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Firm Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3 Investor acknowledges that the Company has agreed to pay Roth Capital Partners, LLC (the “Placement Agent”) a fee (the “Placement Fee”) and to reimburse the Placement Agent for certain expenses in respect of the sale of the Firm Securities to the Investor.

2.4 The Company has entered into a Placement Agent Agreement, dated the date hereof, (the “Placement Agreement”), with the Placement Agent that contains representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

3. Closings and Delivery of the Securities and Funds.

3.1 Closing. The completion of the purchase and sale of the Firm Securities (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause Securities Transfer Corporation, the Company’s “Transfer Agent”, to deliver to the Investor the number of Firm Shares included in the Firm Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Firm Series A Warrant for the number of Firm Series A Warrant

Shares included in the Firm Units set forth on the Signature Page, the Company shall cause to be delivered to the Investor a Series B Warrant for the number of Option Units set forth on the Signature Page and (c) the aggregate purchase price for the Firm Securities being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2 Conditions to the Obligations of the Parties.

3.3 (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Firm Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Firm Securities being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.4 (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Firm Securities will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agent shall not have: (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Firm Securities that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.5 Delivery of Funds.

(a) DWAC Delivery. If the Investor elects to settle the Firm Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Firm Securities being purchased by the Investor to the following account designated by the Company:

To be separately provided to the Investor

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Firm Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Firm Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Firm Securities being purchased by the Investor.

3.6 Delivery of Firm Shares.

(a) DWAC Delivery. If the Investor elects to settle the Firm Shares purchased by such Investor through DTC’s DWAC delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Firm Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Firm Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Firm Shares, which date shall be provided to the Investor by the Placement Agent. Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Firm Shares pursuant to the information contained in the DWAC.

(b) Delivery Versus Payment through The Depository Trust Company. If the Investor elects to settle the Firm Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Firm Shares being purchased by such Investor. On the Closing Date, the Company shall deliver the Firm Shares to the Investor through DTC directly to the account(s) at the Placement identified by Investor. Upon receipt of such Firm Shares, the Placement Agent shall promptly electronically deliver such Firm Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4. Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the Firm Securities set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Registration Statement, Prospectus or any free writing prospectus.

4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units. The Investor also understands that there is no established public trading market for the Warrants, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

4.5 The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6 Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5. Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Firm Securities being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

International Stem Cell Corporation

5950 Priestly Drive

Carlsbad, California 92008

Attention: Chief Financial Officer

Facsimile: (760) 476-0600

with a copy (which shall not constitute notice) to:

DLA Piper LLP

4365 Executive Drive, Suite 1100

San Diego, California 92121

Attention: Douglas Rein

Fax: (858) 638-5043

(b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission).

12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Firm Securities to such Investor.

13. Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on July 19, 2013 issue a press release announcing the Offering and disclosing all material information regarding the Offering, not previously disclosed, permitted under existing SEC rules applicable to press releases, and (b) as promptly as practicable on July 19, 2013 file a current report on Form 8-K with the Securities and Exchange Commission.

14. Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto

15. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

15.1 The Registration Statement and any prospectus included therein, including the Prospectus and any supplement thereto, complies in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder and all other applicable laws and regulations. At the time the Registration Statement and any amendments thereto becomes effective (or became effective, as applicable), at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied, and will comply, in all material respects with the requirements of the Securities Act and did not, and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

15.2 As of their respective dates, all reports, schedules, forms, statements and other documents filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act during the two (2) years prior to the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. The Company is not currently contemplating to amend or restate any of the financial statements (including without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with generally accepted accounting principles and the rules and regulations of the Commission. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

16. Lock-Up. Prior to the expiration of the Series B Warrants, the Company shall not, without the prior written consent of the Investor, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than an Exempt Issuance as defined in the Series A Warrants.

EXHIBIT A

INTERNATIONAL STEM CELL CORPORATION

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Firm Securities are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Firm Shares are maintained):

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the Firm Shares:

8. Account Number at DTC Participant being credited with the Firm Shares:

EXHIBIT B

FORM OF SERIES A WARRANT

EXHIBIT C

FORM OF SERIES B WARRANT